UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CARDINAL HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)
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October 23, 2014

Dear Shareholder,
We recently sent you proxy materials for the 2014 Annual Meeting of Shareholders of Cardinal Health, Inc. to be held on November 5, 2014. Our proxy materials are also available on the internet at www.edocumentview.com/CAH. According to our records, your vote for this meeting has not yet been received.
The Board of Directors unanimously recommends voting FOR the election of the 11 director nominees, FOR Proposals 2, 3, and 4 and AGAINST Proposal 5. Please refer to the proxy materials for additional information on these proposals.
Regardless of the number of shares you own, it is important that your vote is represented at the Annual Meeting. Your vote matters to us and we appreciate your support. Please vote your shares today.
Voting is easy:

VOTE BY PHONE:	Call the toll free number located on the enclosed proxy voting form and follow the automated prompts.
VOTE VIA THE INTERNET:	Log onto the Internet website identified on the enclosed proxy voting form and follow the instructions on the screen.
VOTE BY MAIL:	Complete, sign, date and mail the enclosed proxy card in the postage-prepaid return envelope provided.
YOUR PARTICIPATION IS IMPORTANT-PLEASE VOTE TODAY!

Thank you for your continued support of Cardinal Health, Inc.

Stephen T. Falk
Executive Vice President, General Counsel and Corporate Secretary

IF YOU HAVE RECENTLY MAILED YOUR PROXY CARD OR CAST YOUR VOTE BY PHONE OR INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.